UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2021 (December 6, 2021)

WARRIOR MET COAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38061	81-0706839
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16243 Highway 216 Brookwood, Alabama	35444
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 554-6150

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HCC	New York Stock Exchange
Rights to Purchase Series A Junior Participating Preferred Stock, par value $0.01 per share	—	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Notes Offering

In connection with the previously announced offering, on December 6, 2021, Warrior Met Coal, Inc., a Delaware corporation (the “Company”), issued $350.0 million in aggregate principal amount of 7.875% senior secured notes due 2028 (the “Notes”). The Notes were issued under that certain indenture dated as of December 6, 2021 (the “Indenture”) by and among the Company, the direct or indirect wholly-owned subsidiaries of the Company party thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”) and priority lien collateral agent, to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States in accordance with Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. As further discussed in Item 1.02 below, the Company used the net proceeds of the offering of the Notes, together with cash on hand, to fund the redemption of all of the Company’s outstanding 8.00% senior secured notes due 2024 (the “Existing Notes”), including payment of the redemption premium in connection with such redemption.

The Notes will accrue interest at a rate of 7.875% per year from December 6, 2021. Interest on the Notes will be payable on June 1 and December 1 of each year, commencing on June 1, 2022. The Notes will mature on December 1, 2028.

At any time prior to December 1, 2024, the Company may redeem the Notes, in whole or in part, at a price equal to 100.00% of the principal amount of the Notes redeemed plus the Applicable Premium (as defined in the Indenture) and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. The Notes are redeemable at the Company’s option, in whole or in part, from time to time, on or after December 1, 2024, at redemption prices specified in the Indenture, plus accrued and unpaid interest, if any, to, but excluding the redemption date. At any time on or prior to December 1, 2024, the Company may redeem up to 40% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings, at a redemption price of 107.875% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to but excluding the redemption date. The Company is also required to make offers to purchase the Notes (i) at a purchase price of 101.00% of the principal amount thereof in the event it experiences specific kinds of change of control triggering events, (ii) at a purchase price of 103.00% of the principal amount thereof prior to making certain restricted payments, and (iii) at a purchase price of 100.00% of the principal amount thereof in the event it makes certain asset sales or dispositions and does not reinvest the net proceeds therefrom or use such net proceeds to repay certain indebtedness, in each case, plus accrued and unpaid interest, if any, to, but excluding the date of purchase.

The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by each of the Company’s direct and indirect wholly-owned domestic restricted subsidiaries that are borrowers or guarantors under the Company’s Second Amended and Restated Credit Agreement (as defined below). The Notes and related guarantees are, subject to exceptions and permitted liens, secured by (i) first-priority security interests in the Notes Priority Collateral (as defined in the Indenture), which includes, among other things, certain material owned real properties, shares of capital stock of the Guarantors, intellectual property, as-extracted collateral (to the extent not constituting inventory) and certain fixed assets of the Company and the Guarantors, which assets also secure the Second Amended and Restated Credit Agreement on a second-priority basis, and (ii) second-priority security interests in the ABL Priority Collateral (as defined in the Indenture), which includes, among other things, certain accounts receivable, inventory and cash of the Company and the Guarantors, which assets also secure the Second Amended and Restated Credit Agreement on a first-priority basis.

The Indenture contains covenants limiting the ability of the Company and any guarantors to, among other things, (i) incur or guarantee additional indebtedness; (ii) pay dividends or distributions on, redeem or repurchase capital stock and prepay subordinated debt; (iii) make investments; (iv) consummate certain asset sales; (v) engage in transactions with affiliates; (vi) grant or assume liens; and (vii) consolidate, merge or transfer all or substantially all of the Company’s assets. These covenants are subject to a number of important exceptions and qualifications.

The Indenture contains customary events of default, including, among other things, (i) failure to make required payments; (ii) failure to comply with certain obligations, covenants or agreements; (iii) failure to pay certain other indebtedness; (iv) occurrence of certain events of bankruptcy and insolvency; (v) failure to pay certain judgments and (vi) certain guarantees of, or liens on the collateral securing, the Notes cease to be in effect or enforceable. An event of default under the Indenture will allow either the Trustee or the holders of at least 30% in aggregate principal amount of the Notes to cause the principal of, premium, if any, and accrued but unpaid interest on all the Notes to accelerate or, in certain cases, will automatically cause the acceleration of the amounts due under Notes.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Second Amended and Restated Asset-Based Revolving Credit Agreement

On December 6, 2021, the Company entered into that certain Second Amended and Restated Asset-Based Revolving Credit Agreement (the “Second Amended and Restated Credit Agreement”), by and among the Company and certain of its subsidiaries, as borrowers, the guarantors party thereto, the lenders from time to time party thereto and Citibank, N.A. as administrative agent, which amends and restates in its entirety the existing Amended and Restated Asset-Based Revolving Credit Agreement (the “ABL Facility”). The Second Amended and Restated Credit Agreement, among other things, (i) extends the maturity date of the ABL Facility to December 6, 2026; (ii) changes the calculation of the interest rate payable on borrowings from being based on London Inter-Bank Offered Rate to be based on Secured Overnight Financing Rate, with corresponding changes to the applicable interest rate margins with respect to such borrowings, (iii) amends certain definitions related to the calculation of the borrowing base; (iv) increases the commitments that may be used to issue letters of credit to $65.0 million; and (v) amends certain baskets contained in the covenants to conform to the baskets contained in the Indenture.

Certain lenders party to the Second Amended and Restated Credit Agreement and/or their respective affiliates have performed, and may in the future perform, various underwriting, commercial banking, investment banking and other financial advisory services for the Company, for which they have received, and will receive, customary fees and expenses.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On November 18, 2021, the Company delivered to the holders of its Existing Notes (with a copy to Wilmington Trust, National Association, as trustee (the “Existing Notes Trustee”) for the Existing Notes) a conditional notice of optional full redemption, electing to redeem (the “Redemption”) $343,435,000 in aggregate principal amount of the Existing Notes, which represents all Existing Notes that will be outstanding as of the Redemption Date (as defined below). In connection therewith, on December 6, 2021, the Company irrevocably deposited or caused to be deposited with the Existing Notes Trustee funds in an amount sufficient to redeem the entire outstanding aggregate principal amount of the Existing Notes outstanding on December 18, 2021 (the “Redemption Date”) at the redemption price (expressed as a percentage of principal amount) equal to 102.000% of the principal amount, plus accrued and unpaid interest to, but excluding, the Redemption Date (the “Redemption Payment”). On December 6, 2021, as a result of such deposit of the Redemption Payment and the satisfaction of certain other requirements, the indenture governing the Existing Notes was fully satisfied and discharged and the collateral securing the Existing Notes was released. The Existing Notes, which bore interest at 8.00% per year, were scheduled to mature on November 1, 2024.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of December 6, 2021, by and among Warrior Met Coal, Inc., the Subsidiary Guarantors party thereto from time to time and Wilmington Trust, National Association, as trustee and as priority lien collateral agent

10.1	Second Amended and Restated Asset-Based Revolving Credit Agreement, dated as of December 6, 2021, by and among Warrior Met Coal, Inc. and certain of its subsidiaries, as borrower, the guarantors party thereto, the lenders party thereto and Citibank, N.A., as administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warrior Met Coal, Inc.

Date: December 7, 2021	By:	/s/ Dale W. Boyles
Dale W. Boyles
Chief Financial Officer